                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                                Commission Only as permitted by
    [X] Definitive Proxy Statement              Rule 14a-6(e)(2))
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RAILWORKS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

    [ ] Fee paid previously with preliminary materials:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                (RAILWORKS LOGO)





                                 April 10, 2000

To our stockholders:

     We cordially invite you to attend our 2000 annual meeting of stockholders on May 18, 2000, beginning at 10:00 a.m. local Baltimore time. The meeting will be held at our offices at 6225 Smith Avenue, Baltimore, Maryland 21209.

     On the ballet at this year's annual meeting are our proposals to elect three directors and to ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year ending December 31, 2000.

     We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of your proxy card will save the expense involved in further communication.

     Your board of directors and I look forward to seeing you at the annual meeting.


                                              Very truly yours,


                                              /s/ John G. Larkin
                                              -------------------------------
                                              JOHN G. LARKIN
                                              Chairman of the Board and Chief
                                              Executive Officer

                                (RAILWORKS LOGO)



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000


             TIME:       10:00 A.M., local Baltimore time on
                         Thursday, May 18, 2000

            PLACE:       RailWorks Corporation
                         6225 Smith Avenue
                         Baltimore, Maryland  21209

ITEMS OF BUSINESS:       (1)    To elect three directors.

                         (2) To ratify the appointment of Arthur Andersen LLP as our independent auditors to serve for our fiscal year 2000.

                         (3) To transact any other business that properly comes before the annual meeting or any adjournment of the meeting

     WHO MAY VOTE:       You can vote if you were a holder of common stock on
                         April 6, 2000.

    ANNUAL REPORT:       A copy of our Annual Report is enclosed.

   DATE OF NOTICE:       April 10, 2000

  DATE OF MAILING:       This notice and the proxy statement are first being
                         mailed to stockholders on or about April 10, 2000.

                              RAILWORKS CORPORATION
                                6225 SMITH AVENUE
                            BALTIMORE, MARYLAND 21209
                                 (410) 512-0500

                                 ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                                 ---------------

                                ABOUT THE MEETING

WHO IS FURNISHING THIS PROXY STATEMENT?

         This proxy statement is being furnished to our stockholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of stockholders to be held on May 18, 2000.

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

         You are receiving this proxy statement and the accompanying proxy card because you own shares of our common stock. This proxy statement describes the matters on which you are being asked to vote at our annual meeting.

         When you sign the proxy card, you appoint John G. Larkin and Michael R. Azarela as your representatives at the annual meeting. Mr. Larkin and Mr. Azarela will vote your shares, as you have instructed them on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

         If a matter comes up for vote at the annual meeting that is not on the proxy card, Mr. Larkin and Mr. Azarela will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

You will be voting on the following:

         -     To elect three directors,
         - To ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year 2000, and
         -     Any other business that properly comes before the annual meeting.

         - You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters rights.

WHO CAN VOTE?

         You may vote if you owned common stock as of the close of business on April 6, 2000. As of April 6, 2000, there were 14,347,593 shares of common stock outstanding.

WHO CAN ATTEND THE ANNUAL MEETING?

         All stockholders who owned common stock as of April 6, 2000, or their duly appointed proxies, may attend the annual meeting and may be accompanied by guests. Registration and seating will begin at 9:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of April 6, 2000.

HOW DO I VOTE?

         You may vote by:

         -       completing, signing and returning the enclosed proxy card, or
         -       attending the annual meeting and voting in person.

CAN I VOTE AT THE ANNUAL MEETING?

         You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy by mail.

WHAT IF MY SHARES ARE REGISTERED IN MORE THAN ONE PERSON'S NAME?

         If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of such appointment.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is First Union National Bank, 1525 West W.T. Harris Blvd. 3C3, Charlotte, NC 28262, and may be reached at 704-590-7392.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

If you sign and return your proxy but do not include instructions, your proxy will be voted:

         - FOR the election of the three nominee directors named on page 5 of this proxy statement, and
         - FOR the ratification of Arthur Andersen LLP's appointment as our independent auditors for our fiscal year 2000.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the meeting. You may do this by:

         -        giving written notice to the Secretary of our company,
         -        delivering a later-dated proxy, or
         -        voting in person at the annual meeting.

HOW MANY VOTES AM I ENTITLED TO?

         You are entitled to one vote for each share of common stock you own on each matter to be voted on at the annual meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

         In order for us to conduct the annual meeting the holders of a majority of the shares of common stock outstanding as of April 6, 2000 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the meeting if you:

         - return a properly executed proxy (even if you do not provide voting instructions), or
         -        attend the annual meeting and vote in person.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

         The three nominees receiving the largest number of "yes" votes will be elected directors. This number is called a plurality. If you do not vote in person or sign and return a proxy that contains voting instructions, your shares will not be counted as "yes" votes or "no" votes with respect to the election of directors.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP?

         To ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year 2000, a majority of the shares of common stock present and entitled to vote at the annual meeting must vote "yes" with respect to this matter. If you sign and return a proxy card marked "ABSTAIN" with respect to the ratification of the appointment of Arthur Andersen LLP, your shares will have the effect of "no" votes.

HOW MANY VOTES ARE NEEDED FOR OTHER MATTERS?

         To approve any other matter that properly comes before the annual meeting, a majority of the shares of common stock present and entitled to vote at the annual meeting must vote in favor of the matter.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

         Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the ratification of independent auditors. Accordingly, if a brokerage firm votes your shares, your shares will be counted as present at the annual meeting for purposes of establishing a quorum and will be counted as "yes" votes or "no" votes, as the case may be, in all routine matters voted on at the annual meeting. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as "yes" votes or "no" votes on any matter voted on at the annual meeting. These are referred to as broker non-votes.

IS MY VOTE CONFIDENTIAL?

         Yes. Only the inspector of elections, MacKenzie Partners, and certain of our employees will have access to your proxy card. They will tabulate and certify the vote. Your vote will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

         We will announce preliminary voting results at the annual meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2000. The report is filed with the Securities and Exchange Commission, and you can request a copy by contacting our corporate secretary at (410) 512-0500 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.


                              ELECTION OF DIRECTORS
                                    (ITEM 1)

HOW MANY DIRECTORS SERVE ON THE BOARD OF DIRECTORS?

         Our board of directors currently has eight members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. At the annual meeting on May 18, 2000, three nominees for director are to be elected to serve until the annual meeting in 2003, or until their successors are elected and qualified.

WHO ARE THE NOMINEES THIS YEAR?

         The nominees are Messrs. Michael R. Azarela, Kenneth R. Burk and Donald
P. Traviss. Their current term expires at the annual meeting.

WHAT IF A NOMINEE IS UNWILLING TO SERVE?

         We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

         -        to elect substitute nominees recommended by the board,
         - to allow the vacancy created to maintain open until filled by the board, or
         -        to reduce the number of directors for the ensuing year.

In no event, however, can a proxy be voted to elect more than three directors.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MICHAEL R. AZARELA, KENNETH R. BURK AND DONALD P. TRAVISS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2003, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE NOMINEES.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

         Michael R. Azarela, 41, has served as the executive vice president, chief financial officer and a director of our company since May 1998. Mr. Azarela was chief executive officer of Comstock Holdings, Inc., one of our predecessors, which we refer to as Comstock, from February 1998 to August 1998 and senior vice president and chief financial officer of Comstock Group, Inc. and Spie Enertrans S.A. from May 1994 to February 1998, chairman of the board of Comstock since November 1996 and vice president and treasurer of L.K. Comstock & Co., Inc. from September 1992 to April 1994 and in various other positions at Comstock since June 1983. Mr. Azarela is a certified public accountant and has a Master of Business Administration from Iona College.

         Kenneth R. Burk, 40, joined our company in May 1999 to serve as executive vice president and chief operating officer. He has been a director of our company since July 1999. For the past 17 years, Mr. Burk has worked in the construction industry with significant emphasis on the transportation market. Prior to joining our company, Mr. Burk served as senior vice president and chief financial officer at Dick Corporation since July 1994. At Dick

Corporation, Mr. Burk was a member of the executive committee and had overall responsibility for finance and administration and was the chairman of the corporate marketing, strategic planning and merger and acquisition teams. Mr. Burk served as vice president and chief financial officer with Tutor-Saliba Corporation from April 1989 to June 1994 and held significant positions with Blount, Inc. from January 1983 to April 1989. Mr. Burk has a Master of Business Administration degree from Pepperdine University.

         Donald P. Traviss, 55, has been a director of our company since July 1999. Mr. Traviss has been president and chief executive officer of Envirotrol, Inc., a private specialty chemicals and services company, since 1998. He was chief executive officer of Koppers Industries, Inc. from March 1996 to June 1997 and was president, chief operating officer and a non-voting director of Koppers from November 1994 to June 1997. Mr. Traviss had previously served as vice president, refining and petrochemicals at Universal Oil Products, from 1992 to 1994. Prior to 1992, he was vice president, engineered products group. From 1985 to 1988, Mr. Traviss served as vice president, engineering products and processes at Union Carbide Corporation.

WHO ARE THE DIRECTORS CONTINUING IN OFFICE UNTIL 2001?

         John G. Larkin, 44, has been the chairman of the board, chief executive officer and a director of our company since its inception in March 1998. For the past 21 years, Mr. Larkin has worked in the transportation industry. From December 1994 to February 1998, Mr. Larkin was a managing director of Deutsche Banc Alex. Brown (formerly BT Alex. Brown Incorporated), where he focused on the transportation industry. Prior to December 1994, he served in various capacities at Deutsche Bank Alex. Brown since 1987, including as an equity research analyst, focused exclusively on the transportation industry. From 1986 to 1987, Mr. Larkin was assistant vice president of CSX Transportation, Inc., where he was responsible for strategic planning and analysis. From 1985 to 1986, Mr. Larkin was director of strategic planning of Seaboard System Railroad, Inc. From January 1979 through July of 1982, Mr. Larkin served as an engineering project coordinator for Day & Zimmermann, Inc., an engineering and construction management firm. During this period, Mr. Larkin was focused exclusively on railroad and rail transit design and valuation projects. Mr. Larkin has a Master of Business Administration from Harvard University and a Master of Science in Civil Engineering from the University of Texas.

         Scott D. Brace, 44, has served as a director of our company and president of Railroad Service, Inc., a company that we acquired, since completion of our initial public offering of common stock in August 1998, which we refer to as the IPO. Mr. Brace has served as vice president of Railroad Service, Inc. since May 1989 and as president of Minnesota Railroad Service, Inc. since May 1989. Mr. Brace is president-elect of the NRCMA.

         R.C. Matney, 62, has been a director of our company since June 1998. Mr. Matney has been president, chairman of the board and chief executive officer of Mark VII Transportation Company, Inc. since he founded the company in August 1987. From March 1985 to December 1988, he served as president of American President Distribution Services, Inc. Prior to March 1985, Mr. Matney was the president of the Surface Transportation Group of Brae Corporation from October 1980 to March 1985. Mr. Matney is a former member of the Intermodal Freight Committee of the National Transportation Research Board.

WHO ARE THE DIRECTORS CONTINUING IN OFFICE UNTIL 2002?

         John Kennedy, 61, has served as vice president and a director of our company since its inception in March 1998, and as vice president-business development since July 1999. From January 1999 to July 1999, he was vice president and chief operating officer-track contractors and from March 1998 to January 1999, he was chief operating officer of our company. Mr. Kennedy has served as president of Kennedy Railroad Builders, Inc., a company that we acquired, from June 1965 to February 1998, as president of Railcorp, Inc. from April 1986 to February 1998 and as principal of Alpha-Keystone Engineering, Inc. from January 1996 to February 1998. From 1980 to 1988, Mr. Kennedy served as an elected member of the Pennsylvania House of Representatives.

         Ronald W. Drucker, 58, has been a director of our company since June 1998. Mr. Drucker has been an independent consultant on transportation and technology issues since May 1992. From September 1966 to April 1992, Mr. Drucker served in various capacities for CSX Corporation and certain of its subsidiaries, including chief engineer, senior vice president for transportation and president and chief executive officer of CSX Rail Transport. Additionally, from December 1989 to October 1997, he was the chairman of the board of Encompass, a global logistics information partnership. Mr. Drucker also serves on the board of directors of SunTrust Bank, North Florida, The Cooper Union for the Advancement of Science and Art, Landstar System, Inc., Jacksonville University, the National Defense Transportation Association and the New World Symphony Orchestra.

HOW ARE DIRECTORS COMPENSATED?

         Cash Compensation. Directors who are not employees of our company receive a fee of $2,500 per calendar quarter, $2,500 per board meeting attended and $1,000 per committee meeting attended. Directors who are also employees of our company are not separately compensated for their service as directors. In addition, directors are reimbursed for their out-of-pocket expenses in attending meetings.

         Options. We have granted our non-employee directors the following stock options:

         - Messrs. Drucker and Matney were granted options to purchase 10,000 shares of our common stock on August 4, 1998. These options are exercisable at $12.00 per share in 25% increments on August 4 of each of 1999, 2000, 2001 and 2002. These options expire on August 4, 2008.
         - Messrs. Drucker, Matney and Traviss were granted options to purchase 10,000 shares of our common stock on August 23, 1999. These options are exercisable at $10.00 per share in 25% increments on August 23 of each 1999, 2000, 2001 and 2002. These options expire on August 23, 2009.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING FISCAL 1999?

         The board of directors held seven meetings during fiscal 1999. Each director attended at least 75% of all meetings of the board and committees on which they served in fiscal 1999, except for Mr. Peter Alan Pasch.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED?

         The board of directors has standing compensation and audit committees. We do not have a nominating committee.

         Compensation Committee. The compensation committee consists of Messrs. Drucker, Traviss and Matney, our independent directors. The compensation committee is responsible for:

         - establishing salaries, incentives and other forms of compensation for senior officers of our company,
         - administering our company's incentive, compensation and benefit plans, and
         -        recommending policies relating to such plans.

This committee held four meetings in fiscal 1999.

         Audit Committee. The audit committee consists of Messrs. Drucker, Matney and Traviss. The audit committee is responsible for:

         - reviewing our accounting practices, internal accounting controls and financial results, and
         -        overseeing the engagement of our independent auditors.

The audit committee held two meetings in fiscal 1999.


                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS
                                    (ITEM 2)

      The board of directors of our company, upon the recommendation of the audit committee, has appointed the firm of Arthur Andersen LLP to serve as our independent auditors for the fiscal year 2000, subject to the ratification of this appointment by the stockholders of our company. We have been advised by Arthur Andersen LLP that neither it nor any member thereof has any direct or material indirect financial interest in our company or any of its subsidiaries in any capacity. One or more representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF OUR COMPANY FOR THE FISCAL YEAR 2000. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below shows, to the best of our knowledge, as of April 6, 2000, how many shares of our common stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our common stock and our directors and executive officers as a group. Under the rules of the SEC, a person "beneficially owns" securities if that person has or shares the power to vote or dispose of the securities. The person also "beneficially owns" securities which that person has the right to purchase within 60 days. Except as shown in the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.



                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                        -----------------------------
                                                           NUMBER          PERCENT(1)
                                                        -----------       -----------
    John G. Larkin(2)...........................            828,309             5.8%
    Michael R. Azarela(3).......................            551,747             3.8
    Kenneth R. Burk(4)..........................            100,000             *
    John Kennedy................................            404,021             2.8
    Scott D. Brace..............................            200,093             1.4
    Ronald W. Drucker (5).......................              8,000             *
    R.C. Matney (6).............................              7,000             *
    Donald P. Traviss (7).......................              2,500             *
    All executive officers and directors
      as a group (8 persons)(8).................          2,101,670            14.6
    Deutsche Bank Securities, Inc. (9)..........          2,003,385            12.3


-------------------
*    Less than one percent.
(1) Based on an aggregate of 14,347,593 shares of common stock issued and outstanding as of April 6, 2000 plus, for each person,
         - the number of shares of common stock issuable upon conversion of shares of Series A convertible preferred stock beneficially owned by such person, and
         - the number of shares of common stock issuable upon exercise of outstanding stock options that are or will become exercisable prior to June 5, 2000.
(2) Of these shares, 828,309 are held as a tenancy in the entirety with Mr. Larkin's wife, Nancy S. Larkin.
(3) Of these shares, 150,735 are held in joint tenancy with Mr. Azarela's wife, Janis A. Reyda.
(4) Represents 100,000 shares issuable upon exercise of outstanding options that are or will become exercisable prior to June 5, 2000.

(5) Includes 5,000 shares issuable upon exercise of outstanding options that are or will become exercisable prior to June 5, 2000.
(6) Includes 5,000 shares issuable upon exercise of outstanding options that are or will become exercisable prior to June 5, 2000.
(7) Represents 2,500 shares issuable upon exercise of outstanding options that are or will become exercisable prior to June 5, 2000.
(8)      Represents:
         - 1,984,170 shares beneficially owned by such directors and executive officers, and
         - 117,500 shares issuable upon exercise of outstanding stock options that are or will become exercisable prior to June 5, 2000.
(9)      Represents:
         -        633,385 shares of common stock, and
         -        13,700 shares of Series A convertible preferred stock.
Each share of Series A convertible preferred stock is convertible at any time into 100 shares of common stock, subject to some exceptions. Conversion is prohibited if, after the conversion, Deutsche Bank Securities Inc. (formerly BT Alex. Brown Incorporated) would own 5% or more of our common stock. The address of Deutsche Bank Securities Inc. is 130 Liberty Street, New York, New York 10006.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below shows the compensation earned during fiscal 1998 and fiscal 1999 by our chief executive officer and our four other most highly compensated executive officers. These individuals are called the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                 ANNUAL COMPENSATION (1)                COMPENSATION AWARDS
                                         -------------------------------------     -----------------------------   ---------------
                                                                                                     SECURITIES
                                                                                    RESTRICTED        UNDERLYING
                                                                                      STOCK            OPTIONS/
NAME AND PRINCIPAL                       FISCAL                                      AWARD(S)            SARS        ALL OTHER
POSITION                                 YEAR       SALARY             BONUS($)      ($)(2)              (#)       COMPENSATION (3)
--------                                 ----       ------             --------     ----------       -----------   ----------------
John G. Larkin .....................     1999      $304,166         $   25,000              --            --         $440,351(4)
   Chairman and Chief                    1998       236,842                 --      $7,800,438            --               --
   Executive Officer

Michael R. Azarela .................     1999      $243,750         $   25,000                            --         $112,437(5)
   Executive Vice President              1998        83,333(6)          23,000      $1,733,498            --           85,001(7)
   and Chief Financial Officer

Harold C. Kropp, Jr ................     1999      $137,500         $   20,000              --            --         $ 86,032(8)
   Vice President and Chief              1998        56,250                         $1,733,498            --               --
   Accounting Officer

John Kennedy .......................     1999      $100,000         $   17,500              --            --         $ 74,946(9)
   Vice President and Vice               1998        41,667                 --      $1,733,498            --               --
   President - Business
   Development

John P. Nuzzo ......................     1999      $150,000         $   15,000              --            --         $ 12,179(10)
   Vice President - Risk                 1998       133,333             31,000      $  152,375            --           24,225(11)
   Management

----------

(1) The aggregate amount of perquisites and other personal benefits has been omitted because it did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.
(2) Restricted stock awards are valued in the table above at their fair market value based on the per share closing price of our common stock as reported on the Nasdaq National Market on the date of grant. Restricted stock holdings as of December 31, 1999 and their fair market value based on the per share closing price of $9.75 on December 31, 1999 were as follows:

                                                NUMBER OF RESTRICTED        VALUE ON DECEMBER 31,
                         NAME                          SHARES                        1999
             -----------------------------    --------------------------    ---------------------
             John G. Larkin..............              678,299                     $6,613,415
             Michael R. Azarela..........              150,735                     $1,469,666
             Harold C. Kropp, Jr.........              150,735                     $1,469,666
             John Kennedy................              150,735                     $1,469,666
             John P. Nuzzo...............               13,250                     $  129,187

(3) Includes the forgiveness of interest accrued on loans made to officers of our company, the amount of which is determined based on achievement of certain performance goals. See "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 15.
(4) Represents $413,784 in interest forgiveness, $15,484 in FICA and $11,083 in 401(k) contributions.
(5) Represents $92,051 in interest forgiveness, $9,851 in FICA, $660 in life insurance premiums and $9,875 in 401(k) contributions.
(6) Does not reflect compensation earned for services rendered by the named executive officers to their respective Founding Companies (as defined below) prior to the IPO.
(7) Represents $39,801 in moving expenses that were paid by us, $2,000 in automobile allowance, $1,000 in life insurance premiums, $34,000 in FICA and $8,200 in 401(k) contributions.
(8) Represents $77,196 in interest forgiveness, $1,136 in FICA and $7,700 in 401(k) contributions.
(9) Represents $71,060 in interest forgiveness, $1,136 in FICA and $2,750 in 401(k) contributions.
(10) Represents $3,543 in interest forgiveness, $32 in FICA, $1,104 in life insurance premiums and $7,500 in 401(k) contributions.
(11) Represents $7,920 in FICA, $1,872 in life insurance premiums, $7,800 in automobile allowance and $6,633 in 401(k) contributions.

EMPLOYMENT AGREEMENTS

         We have employment agreements with each of Messrs. Larkin, Azarela, Kropp, Kennedy and Nuzzo. The agreements expire on December 31, 2001, which we refer to as the Expiration Date, and will continue on a year-to-year basis, unless terminated by either party. Each agreement is terminable by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. The agreements provide for annual base salaries of $325,000, $275,000, $150,000, $100,000 and $150,000 for Messrs.
Larkin, Azarela, Kropp, Kennedy and Nuzzo, respectively, and provide that Messrs. Larkin, Azarela, Kropp and Kennedy will receive 5%, 2%, 1.5% and 1.5%, respectively, of our first bonus pool, and 33.3%, 13.3%, 10.1% 10.0%, respectively, of our second bonus pool. The first bonus pool consists of 10% of our pre-tax profits, and the second bonus pool consists of 15% of the amount by which our net income exceeds certain benchmarks. Mr. Nuzzo's level of participation in the first and second bonus pools, if any, is at the discretion of our management. In addition, the agreements provided for the grant of shares of restricted stock, at the time of the consummation of the IPO. The agreements provide further that the employee may request a loan from us in the amount of the income taxes due on stock granted to the employee under his employment agreement. These loans are collateralized only by the stock granted and the employee otherwise has no personal obligation to repay the loan. The term of these loans is five years, requiring annual interest payments; however, the term is accelerated following termination of employment. Each agreement also contains noncompetition, nonsolicitation and confidential information provisions.

         We have also entered into employment agreements with the key employees and certain employees of each of the 14 groups of companies acquired separately but concurrently on

August 4, 1998, which we refer to as the Founding Companies, and each company thereafter acquired, which we refer to as the Acquired Companies. The agreements generally expire on the second anniversary of the closing of our acquisition of the employee's company. On and after such date, the agreements automatically renew for successive one-year terms until either party gives 90 days written notice of termination of the agreement. Each agreement is terminable by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. Each agreement provides for an annual base salary and provides that the salary will be adjusted after the initial term of the agreement to reflect the employee's duties and responsibilities. Further, each employee is entitled to a portion of the first bonus pool and the second bonus pool. As a group, the owners of the Founding Companies and Acquired Companies are entitled to an aggregate of 40% of the first bonus pool and 33.3% of the second bonus pool.

                        REPORT ON EXECUTIVE COMPENSATION

         The compensation committee of the board of directors has furnished the following report on executive compensation for fiscal 1999.

         We began operating as a holding company in August 1998. The initial compensation structure for our executive officers is primarily determined by the board of directors and is set forth in employment agreements with each executive officer. The employment agreements generally provide for an annual base salary and annual performance-based and discretionary bonus awards. See "-- Employment Agreements" above. See "-- Executive Compensation Summary" Table above. In determining compensation levels, the board considered, among other things, competitive market conditions, projected company earnings and the executive officers' salaries prior to consummation of the acquisition by us of the Founding Companies by which executive officers were employed. Annual salary increases will be considered by the compensation committee upon the recommendation of the chief executive officer. Our overall goal is to remain competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives.

         We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with the interests of stockholders. The compensation committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1998, we adopted the 1998 Incentive Stock Plan, which we refer to as the Incentive Plan. Individual awards under the Incentive Plan may take the form of one or more of

         -        stock options,
         -        stock appreciation rights,
         -        restricted or deferred stock,
         -        dividend equivalents,
         - bonus awards in lieu of company obligations to pay cash compensation, and
         - other awards the value of which is based in whole or in part upon the value of our common stock.

         The compensation committee administers the Incentive Plan and generally selects the individuals who receive rewards based on the recommendation of the chief executive officer.

         In 1999, John G. Larkin, our chairman of the board and chief executive officer, earned $304,166 base salary and was granted no stock options. The compensation committee believes Mr. Larkin has been responsible for much of our initial success. Mr. Larkin has assembled an outstanding management group and has furnished leadership in all areas of our business.

                                                 THE COMPENSATION COMMITTEE

                                                     Ronald W. Drucker
                                                        R.C. Matney
                                                     Donald P. Traviss

    The compensation committee's report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, which we refer to as the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Set forth below is a description of certain transactions and relationships between our company and certain officers, directors and principal stockholders of our company. On August 4, 1998, we acquired the Founding Companies which are engaged principally in the rail system services and products business and we consummated our IPO. Set forth below also is certain information regarding transactions and relationships prior to the IPO between certain of the Founding Companies and their respective officers, directors and principal stockholders.

GENERAL

         Prior to the IPO, certain of the Founding Companies engaged in transactions with companies that are under common ownership. These transactions are described below. Since the IPO, transactions between our company and its officers, directors or principal stockholders must be approved by a majority of the disinterested members of the board of directors.

ACQUISITION OF CERTAIN FOUNDING COMPANIES

         On August 4, 1998, concurrently with the consummation of the IPO, we acquired all of the outstanding stock of the Founding Companies. Certain of our directors and executive officers were owners of certain of the Founding Companies. These companies, and the consideration their owners received in the acquisitions, are set forth below:


                                                                          CONSIDERATION
                                                                  --------------------------------
                                                                                      SHARES OF
                                                                      CASH           COMMON STOCK
                                                                  --------------     -------------
         FOUNDING COMPANY

         Comstock Holdings, Inc...........................        $13.1 million       2,959,291
         Kennedy Railroad Builders, Inc...................          2.8 million         386,795
         Merit Railroad Contractors, Inc..................          2.0 million         292,456
         Railroad Service, Inc............................          3.5 million         454,680
         U.S. Trackworks, Inc.............................          1.3 million         305,609

         Michael R. Azarela, former chief executive officer of Comstock, is executive vice president, chief financial officer and a director of our company. John Kennedy, then president of Kennedy Railroad Builders, Inc., is the vice president, vice president-business development and a director of our company. Upon completion of the IPO, Scott D. Brace, President of Railroad Service, became a director of our company. Each of Messrs. Azarela, Kennedy, and Brace entered into a two-year employment agreement with our company in connection with the acquisition of the Founding Companies.

COMSTOCK

         Effective January 1, 1997, Comstock acquired all of the outstanding stock of L.K. Comstock from Spie for $5.0 million plus a contingent payment of up to $5.0 million based on 1997, 1998 and 1999 pre-tax income, which we refer to as the Comstock Acquisition. In May 1998, Comstock agreed to pay Spie $1.6 million in lieu of such contingent payment, which amount was paid by us on September 8, 1998.

         In connection with the Comstock Acquisition, Comstock, L.K. Comstock, Spie and CGI entered into an Indemnity and Cooperation Agreement pursuant to which L.K. Comstock issued a contingent promissory note to Spie in the amount of approximately $14.9 million, which we refer to as the Contingent Note, collateralized by any proceeds derived from three projects, which we refer to as the Spie Projects, for which Comstock had not been fully paid. Each of these projects is the subject of a lawsuit in which L.K. Comstock seeks payment of a portion of the contract price. In each proceeding, the defendant has filed a counterclaim against L.K. Comstock for breach of contract. Spie is obligated to indemnify L.K. Comstock for all losses and expenses incurred with respect to these lawsuits. The Contingent Note is payable only from amounts collected by L.K. Comstock with respect to the Spie Projects prior to April 3, 2007, at which time the Contingent Note will be canceled. As such, Spie and any successor or creditor may not look to any other assets of L.K. Comstock or RailWorks to satisfy the Contingent Note.

LOANS TO OFFICERS

         Pursuant to terms of employment agreements, we made loans to certain of our executive officers to cover income taxes due with respect to grants of restricted common stock. These loans, which are due in full on August 4, 2003, were in the following principal amounts:

         -        John G. Larkin -- $3,982,245;
         -        Michael R. Azarela -- $876,236;
         -        John Kennedy -- $834,047; and
         -        Harold C. Kropp, Jr. -- $838,056.

                                PERFORMANCE GRAPH

         The graph below reflects cumulative shareholder return (assuming reinvestment of dividends) on our common stock compared to the Russell 2000 Index and our two peer group indices. Trading in our common stock commenced on July 30, 1998 in connection with our initial public offering. The graph reflects an investment of $100 on July 30, 1998 in our common stock, the Russell 2000 Index and the two peer group indices and the reinvestment of dividends. Our peer groups consist of: (1) certain companies that provide services and products to rail systems -- Harmon Industries, Inc. (HRMN), ABC -- NACO, Inc. (ABCR), Greenbrier Companies, Inc. (GBX), Johnstown America Industries Inc. (JAII) and Motive Power Industries, Inc. (MPO); and (2) consolidating companies in the contracting industry -- Integrated Electrical Services, Inc. (IES), Group Maintenance America Corp. (MAK), Emcore Group, Inc.
(EMCG) and Quanta Services, Inc. (PWR).

                                     [GRAPH]



                                            7/30/98       9/98      12/98       3/99      6/99      9/99     12/99
                                            -------      -----     ------       -----    ------    ------    ------
RAILWORKS CORPORATION                        100.00      68.48      71.74       93.48     80.43     78.26     84.78
PEER GROUP 1                                 100.00      92.54      88.20       78.45     92.22     76.93     62.61
PEER GROUP 2                                 100.00      79.48     107.98       96.29    130.49    103.99    102.15
RUSSELL 2000                                 100.00      87.37      95.29       86.06    100.30     92.46     93.88

         The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either of the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.


                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly bought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

        Any stockholder proposals intended to be presented at our 2001 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than December 11, 2000 in order to be considered for inclusion in the proxy materials to be distributed by the board of directors in connection with the meeting. Any stockholder proposals intended to be presented at our 2001 annual meeting of stockholders but not to be included in the board's proxy materials under Rule 14a-8 must be received by us by March 19, 2001, but not earlier than February 17, 2001, in order to be considered at the 2001 annual meeting. However, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after May 18, 2001, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.


ANNUAL REPORT ON FORM 10-K

         We will provide without charge, at the written request of any stockholder of record as of April 6, 2000, a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, including the financial statements and financial statement schedules, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible stockholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of Annual Report on Form 10-K should be mailed to:

                                            RailWorks Corporation
                                            6225 Smith Avenue
                                            Baltimore, Maryland 21209
                                            Attention: Corporate Secretary

EXPENSES OF SOLICITATION

         We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We have retained MacKenzie Partners, 156 Fifth Avenue, PH 3, New York, New York 10010, to aid in the solicitation. For these services, we will pay MacKenzie Partners a fee of $2,500 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely.

                                           Order of the Board of Directors,

                                           /s/ John G. Larkin
                                           --------------------------------
                                           JOHN G. LARKIN
                                           Chairman of the Board and
                                           Chief Executive Officer

April 10, 2000

                             RAILWORKS CORPORATION
                                   PROXY CARD
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2000

   The undersigned hereby appoints JOHN G. LARKIN and MICHAEL R. AZARELA, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of RailWorks Corporation, which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders to be held on Thursday, May 18, 2000, beginning at 10:00 a.m. local Baltimore time, at our offices at
6225 Smith Avenue, Baltimore, Maryland 21209 and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the annual meeting or any adjournment thereof.

   Proposal No. 1. To elect three directors to serve three-year terms, as follows:
                                Michael R. Azarela
                                Kenneth R. Burk
                                Donald P. Traviss

      [ ] FOR ALL NOMINEES                                         [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary)                           to vote for all nominees listed

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

   Proposal No. 2. To ratify the action of the board of directors appointing Arthur Andersen LLP as our independent auditors for the year ending
December 31, 2000.

[ ] ABSTAIN                  [ ] FOR                [ ] AGAINST

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.
                         (PLEASE SIGN ON REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF ANY OTHER MATTERS ARE
PROPERLY PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER, THIS PROXY WILL BE VOTED ON SUCH
MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                           Dated:

                                          -------------------------------------,
                                           2000

                                           -------------------------------------
                                                        (Signature)

                                           -------------------------------------
                                                        (Signature)

                                           (Names(s))
                                           -------------------------------------

                                           Please sign exactly as your name or
                                           names appear hereon. Where more
                                           than one owner is shown above, each
                                           should sign. When signing in a
                                           fiduciary or representative capacity,
                                           please give full title. If this Proxy
                                           is
                                           submitted by a corporation, limited
                                           liability company or partnership, it
                                           should be executed in the full entity
                                           name by a duly authorized officer,
                                           member or partner, as the case may
                                           be.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU
PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU
HAVE PREVIOUSLY RETURNED YOUR PROXY.